As filed with the Securities and Exchange Commission on October 15, 1998

                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                                   ----------

                           E. W. BLANCH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                   41-1741779
     (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

     500 North Akard, Suite 4500
           Dallas, Texas                                     75201
(Address of principal executive offices)                   (Zip Code)


                      K2 TECHNOLOGIES, INC. 1994 STOCK PLAN
                      K2 TECHNOLOGIES, INC. 1996 STOCK PLAN
             K2 TECHNOLOGIES, INC. 1998 KEY PERSON STOCK OPTION PLAN
                            (Full title of the plans)

                                Daniel P. O'Keefe
         Senior Vice President, General Counsel and Corporate Secretary
                           E. W. BLANCH HOLDINGS, INC.
                           500 North Akard, Suite 4500
                               Dallas, Texas 75201
                     (Name and address of agent for service)

                                 (214) 756-7000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE




================================================================================
                                    Proposed      Proposed
  Title of                          maximum       maximum
securities             Amount       offering      aggregate      Amount of
   to be                to be       price per     offering      registration
registered (1)       Registered     share(2)      price(2)           fee
================================================================================
Common Stock

($.01 par value)       32,874        $1.57        $51,594.88        $15.22
================================================================================

(1) This Registration Statement also relates to the Rights to purchase fractional shares of Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, January 24, 1997 pursuant to the terms of the Registrant's Rights Agreement, dated as of January 24, 1997. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates of Common Stock and will be transferred with and only with such Common Stock.

(2) The proposed maximum offering price per share equals the weighted average price per share at which the options outstanding under the Plan may be exercised. The proposed maximum aggregate offering price is based upon the prices at which the options outstanding under the Plan may be exercised.

                                    PART II.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by E.W. Blanch Holdings, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         (d) Current Report on Form 8-K filed on July 30, 1998.

         (e) Current Report on Form 8-K filed on July 2, 1998.

         (e) The description of the Company's Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated March 5, 1993, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Registration Statement on Form S-8 and prior to the termination of the offering described herein.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Article Thirteenth of the Company's Restated Certificate of Incorporation provides that, to the extent permitted by the Delaware General Corporation Law, the Company shall indemnify any person made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company. Article Thirteenth further provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the Delaware statutory provision making directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for any transaction from which the director derived an improper personal benefit. A provision regarding indemnification of officers and directors of the Company to the extent permitted by Section 145 of the Delaware General Corporation Law is contained in the Company's Bylaws.

Item 7.  Exemption from Registration Claimed.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

         4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

         4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-59198)

         4.3 Rights Agreement dated January 24, 1997 between the Company and Norwest Bank Minnesota, N.A. as Rights Agent (Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, dated January 24, 1997.

         5.1  Opinion and Consent of Counsel.

         23.1 Consent of Ernst & Young LLP.

         23.2 Consent of Counsel (included in Exhibit 5.1).

         24.1 Power of Attorney.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule

              424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                          (iii) To include any material information with respect
              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 8th day of October, 1998.


                                          E. W. Blanch Holdings, Inc.

                                          By  /s/ Daniel P. O'Keefe
                                             -----------------------------------

                                          Daniel P. O'Keefe
                                          Senior Vice President, General Counsel
                                          and Corporate Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 8th day of October, 1998, by the following persons in the capacities indicated.

             Signature                                   Title
             ---------                                   -----


                 *                        Chairman of the Board, Chief Executive
----------------------------------         Officer and Director
         Edgar W. Blanch, Jr.

                 *                        President, Chief Operating Officer
----------------------------------        and Director
         Chris L. Walker

                 *                        Executive Vice President and Chief
----------------------------------        Financial Officer
         Ian D. Packer

                 *                        Executive Vice President and Director
----------------------------------
         Frank S. Wilkinson, Jr.

                 *                        Director
----------------------------------
         James N. Land, Jr.

                 *                        Director
----------------------------------
         Steven G. Rothmeier

                 *                        Director
----------------------------------
         Paul B. Ingrey

                 *                        Director
----------------------------------
         William B. Madden

                 *                        Director
----------------------------------
         Joseph D. Sargent


*By      /s/ Daniel P. O'Keefe
----------------------------------
           Daniel P. O'Keefe
           Attorney-in-Fact

                                  EXHIBIT INDEX



    Exhibit                                                                 Page
    -------                                                                 ----


5.1      Opinion and Consent of Counsel

23.1     Consent of Ernst & Young LLP

23.2     Consent of Counsel (included in Exhibit 5.1)

24.1     Power of Attorney